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                          FORM 10-K DECEMBER 31, 1994
                                                      COMMISSION FILE NO. 1-8491

                                                                      EXHIBIT 11
                     HECLA MINING COMPANY AND SUBSIDIARIES

      CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

              For the Years Ended December 31, 1994, 1993 and 1992


                                                                                    Year Ended December 31,
                                                                       -----------------------------------------------
                                                                          1994              1993               1992
                                                                       ----------        ----------         ----------
Shares of common stock issued at
  beginning of period                                                  40,320,761        36,324,517         34,062,328

  The incremental effect of the issuance
    of new shares in exchange for
    outstanding Liquid Yield Option Notes                                      --         1,269,217            516,981

  The incremental effect of the issuance of
    new shares for cash, net of issuance costs                          3,450,000           242,308                 --

  The incremental effect of the issuance of
    new shares for property                                                    --             3,931                263

  The incremental effect of the issuance of
    new shares for debenture conversion                                        --                --             38,942

  The incremental effect of the issuance of
    new shares for purchase of Eastmaque's
    shares                                                                     --                --             39,703

  The incremental effect of the issuance of
    new shares for the amalgamation with
    Eastmaque                                                                  --                --             26,139

  The incremental effect of the issuance
    of new shares for the acquisition
    of La Choya mineral concessions                                            --                --             85,321

  The incremental effect of the issuance
    of new shares under Stock Option and
    Employee Stock Ownership Plans                                        235,571            87,485             69,755

  The incremental effect of the issuance
    of new shares for the acquisition of
    Mountain West Products, Inc.                                               --             8,397                 --
                                                                       ----------        ----------         ----------
                                                                       44,006,332        37,935,855         34,839,432

  Less:
    Weighted average treasury shares held                                  62,276            63,728             60,933
                                                                       ----------        ----------         ----------

Weighted average number of common shares
  outstanding during the period                                        43,944,056        37,872,127         34,778,499
                                                                       ==========        ==========         ==========